EXHIBIT 23.10
                        CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                               LANDCARE USA, INC.

        The undersigned hereby consents to be named as a director of LandCARE USA, Inc. (the "Company") in the Registration Statement on form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: March 10,  1998

                                            By: /s/ Clark A. Johnson

                                            Name:  Clark A. Johnson